UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020 (March 17, 2020)

THE PROGRESSIVE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-9518 (Commission File Number)	34-0963169 (IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio (Address of principal executive offices)	44143 (Zip Code)

440-461-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	PGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On March 17, 2020, The Progressive Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as underwriters (the “Underwriters”), in connection with the offer and sale of $500 million aggregate principal amount of the Company’s 3.20% Senior Notes due 2030 (the “2030 Notes”) and $500 million aggregate principal amount of the Company’s 3.95% Senior Notes due 2050 (the “2050 Notes”; together with the 2030 Notes, the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company and each of the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes. The offering is expected to close on March 26, 2020, subject to customary closing conditions. The Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

The Notes will be issued pursuant to an Indenture, dated as of September 12, 2018, between the Company and U.S. Bank National Association, as trustee, as supplemented by a Second Supplemental Indenture to be entered into and dated as of March 26, 2020 (the “Second Supplemental Indenture”). The Second Supplemental Indenture, the form of 2030 Notes and the form of the 2050 Notes are being filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

The net proceeds of the offering are estimated to be $986.3 million, after giving effect to underwriting discounts and commissions and estimated expenses of the offering. The offering of the Notes is registered pursuant to an automatic shelf registration statement on Form S-3 (SEC File No. 333-227315) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 13, 2018 (the “Registration Statement”), which became immediately effective upon filing, and a related Prospectus Supplement dated March 17, 2020 (the “Prospectus Supplement”).

The 2030 Notes will bear interest at the rate of 3.20% per annum, and the 2050 Notes will bear interest at the rate of 3.95% per annum. Interest on the Notes will be payable semi-annually in arrears on March 26 and September 26 of each year, beginning on September 26, 2020. The 2030 Notes will mature on March 26, 2030, and the 2050 Notes will mature on March 26, 2050. Further information concerning the Notes and related matters is set forth in the Prospectus Supplement and the related Prospectus that was filed as part of the Registration Statement, and in the Second Supplemental Indenture and the forms of the Notes attached hereto.

Baker & Hostetler LLP, counsel to the Company, has issued an opinion to the Company, dated March 26, 2020, regarding the Notes. A copy of the opinion is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

The documents filed herewith are incorporated by reference into the Company’s Registration Statement on Form S-3, File Number 333-227315.

(d) Exhibits

Exhibit	Description

1.1

Underwriting Agreement, dated as of March 17, 2020, between The Progressive Corporation, on the one hand, and BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as underwriters, on the other hand

4.1	Second Supplemental Indenture between The Progressive Corporation and U.S. Bank National Association, as trustee

4.2	Form of 3.20% Senior Note due 2030

4.3	Form of 3.95% Senior Note due 2050

5.1	Legal Opinion of Baker & Hostetler LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020

THE PROGRESSIVE CORPORATION

By:	/s/ Daniel P. Mascaro
Name:	Daniel P. Mascaro
Title:	Secretary